EMPLOYMENT AGREEMENT


This Employment Agreement is entered into as of January 24, 2000, between Robert
D.  Thompson  ("Employee")  and  Epitope,   Inc.,  an  Oregon  corporation  (the
"Company").

          1.   SERVICES.

               1.1 EMPLOYMENT. The Company agrees to employ Employee as president and chief executive officer of the Company, and Employee hereby accepts such employment in accordance with the terms and conditions of this Agreement. Employment shall continue until terminated pursuant to the terms of this Agreement.

               1.2   DUTIES.  Employee  shall have the position named in Section
1.1 with such powers and duties appropriate to that office (a) as may be provided by the bylaws of the Company, (b) as otherwise set forth in Exhibit A attached to this Agreement, and (c) as determined by the board of directors from time to time. Subject to the provisions of Section 6.4 hereof, Employee's position and duties may be changed from time to time during the term of this Agreement. Employee's place of work shall be the Company's headquarters, at its present location or as it may be relocated.

               1.3 OUTSIDE ACTIVITIES. Employee shall obtain the consent of the board of directors before he engages, either directly or indirectly, in any other professional or business activities that may require an appreciable portion of Employee's time or effort to the detriment of the Company's business. The Company consents to the consulting agreement between Employee and LabOne, Inc., under which Employee will provide services to LabOne, Inc. ending no later than March 31, 2000.

               1.4   DIRECTION  OF  SERVICES.   Employee   shall  at  all  times
discharge his duties in consultation with and under the supervision and direction of the board of directors.

          2.   COMPENSATION AND EXPENSES.

               2.1 SALARY. As compensation for services under this Agreement, the Company shall pay to Employee a regular salary of $22,916.67 per month. Subject to the provisions of Section 6.4 hereof, such salary may be adjusted from time to time in the discretion of the board of directors. Payment shall be made on a bi-weekly basis, less all amounts required by law or authorized by Employee to be withheld or deducted. The board of directors may also authorize payment to Employee of bonuses at such times and in such amounts as may be determined by the board of directors.

               2.2 ADDITIONAL EMPLOYEE BENEFITS. To the extent otherwise eligible, Employee shall be entitled to receive or participate in any additional benefits, including without limitation medical and dental insurance programs, profit sharing or pension plans, and medical reimbursement plans, which may from time to time be made available by the Company to corporate officers. The Company may change or discontinue such benefits at any time in its sole discretion.

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               2.3   EXPENSES.

                  2.3.1 JOB-RELATED. The Company shall reimburse Employee for all reasonable and necessary expenses incurred in carrying out his duties under this Agreement.

                  2.3.2 RELOCATION EXPENSES. The Company shall further reimburse Employee for reasonable and necessary expenses incurred as follows: (a) reasonable expenses incurred by Employee in moving himself, his family, and his household goods from Olathe, Kansas, to the Portland, Oregon, metropolitan area (not to exceed $10,000 without the approval of the chairman of the board in his discretion at Employee's request); (b) up to three months of temporary housing at a cost of up to $2,800 per month (or such longer time period and/or amount as may be approved by the chairman of the board in his discretion at Employee's request); (c) one round-trip, coach airline ticket per month (up to a maximum of six) for Employee for travel between Olathe, Kansas, and Portland, Oregon, until Employee has relocated his residence to the Portland, Oregon, metropolitan area; and (d) two round-trip, coach airline tickets for Employee's spouse for travel between Olathe, Kansas, and Portland, Oregon, for purposes of locating and obtaining a new residence in the Portland, Oregon metropolitan area. Employee shall present to the Company from time to time an itemized account of such expenses in such form as may be required by the Company.

                  2.3.3  RELOCATION  ALLOWANCE.   The  Company  shall  also  pay
Employee a one-time relocation allowance of $50,000 upon relocation of his residence to the Portland, Oregon metropolitan area.

                  2.3.4 TAX PROVISION. To the extent the payments under Sections
2.3.2 or 2.3.3 are includable in Employee's net taxable income, the Company shall pay Employee an additional amount so that the amount paid to him, less taxes at Employee's effective marginal tax rate, equals the amounts required to be paid to him under those sections.

                  2.3.5 REAL ESTATE LOAN. The Company will loan Employee up to $75,000 to be applied toward Employee's purchase of a home in the Portland, Oregon metropolitan area. The loan will not bear interest, will be secured by a second position mortgage on the home purchased, will be subject to Employee's execution of loan documentation satisfactory to the Company, and will be repayable upon Employee's sale of his Kansas residence.

               2.4 FEES. All compensation earned by Employee, other than pursuant to this Agreement, as a result of services performed on behalf of the Company or as a result of or arising out of any work done by Employee in any way related to the scientific or business activities of the Company shall belong to the Company. Employee shall pay or deliver such compensation to the Company promptly upon receipt. For the purposes of this provision, "compensation" shall include, but is not limited to, all professional and nonprofessional fees, lecture fees, expert testimony fees, publishing fees, royalties, and any related income, earnings, or other things of value; and "scientific or business activities of the Company" shall include, but not be limited to, any project or projects in which the Company is involved and any subject matter that is directly or indirectly researched, tested, developed, promoted, or marketed by the Company.

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          3.   STOCK OPTIONS. Employee has been granted non-qualified options to purchase 375,000 shares of common stock of the Company at an exercise price equal to 75 percent of the mean between the high and low sales prices of the common stock as quoted on The Nasdaq Stock Market on the date of the grant. The options will vest over a three-year period, with one-third of the options to vest on the first anniversary of the grant date and the remainder to vest on a monthly basis thereafter.

          4. MATERIALS PREPARED AND INVENTIONS MADE DURING EMPLOYMENT. The Company shall be the exclusive owner of all materials, concepts, and inventions Employee prepares, develops, or makes (whether alone or jointly with others) within the scope of his employment, and of all related rights (including copyrights, trademarks, and patents) and proceeds. Without limitation, materials, concepts, and inventions that (a) relate to the Company's business or actual or demonstrably anticipated research or development, or (b) result from any work performed by Employee for the Company, shall be considered within the scope of Employee's employment. Employee shall promptly disclose all such materials, concepts, and inventions to the Company. Employee shall take all action reasonably requested by the Company to vest ownership of such materials, consents, and inventions in the Company and to permit the Company to obtain copyright, trademark, patent, or similar protection in its name.

          5. BUSINESS PROTECTION AGREEMENT. Employee and the Company are concurrently entering a Business Protection Agreement. Employee's compliance with the terms of the Business Protection Agreement is a material requirement of this Agreement.

          6.   TERMINATION.

               6.1 TERMINATION UPON DEATH. This Agreement shall terminate immediately upon Employee's death.

               6.2   TERMINATION   BY  EMPLOYEE.   Employee  may  terminate  his
employment under this Agreement by 60 days' written notice to the Company.

               6.3 TERMINATION BY THE COMPANY FOR CAUSE. Officer's employment may be terminated by the Company at any time for cause. Only the following actions, failures, or events by or affecting Employee shall constitute "cause" for termination of Employee by the Company: (i) willful and continued failure by Employee to substantially perform his duties provided herein after a written demand for substantial performance is delivered to Employee by the Chairman of the Board of the Company, which demand identifies with reasonable specificity the manner in which Employee has not substantially performed his duties, and Employee's failure to comply with such demand within a reasonable time; (ii) the engaging by Employee in gross misconduct or gross negligence materially injurious to the Company; (iii) the commission of any act in direct competition with or materially detrimental to the best interests of the Company; or (iv) Employee's conviction of having committed a felony. Notwithstanding the foregoing, Employee shall not be deemed to have been terminated by the Company for cause unless and until there shall have been delivered to him a copy of a resolution duly adopted by the affirmative vote of not less than a majority of the entire membership of the board of directors of the Company finding that, in the good faith opinion of the board of directors, the Company has cause for the termination of the employment of Employee as set forth in any of clauses (i)

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through (iv) above and specifying the particulars  thereof in reasonable detail.
The findings of the board of directors shall not be binding on the arbitrators or other finders of fact in connection with any litigation or dispute arising out of this Agreement.

               6.4 TERMINATION BY THE COMPANY WITHOUT CAUSE. The Company may terminate Employee's employment under this Agreement without cause by written notice to Employee. Employee may (but shall not be required to) elect to treat any of the following events as a termination without cause, provided Employee acts within 60 days of the event:

                     6.4.1 A material breach of this Agreement by the Company and a failure by the Company to cure the breach within 30 days after Employee has given written notice of the breach to the board of directors.

                     6.4.2 A reduction in Employee's salary below the amount stated in Section 2.1 (except as part of and in proportion to a reduction in all executive officers' salaries) or a change in Employee's title or a substantial diminution in Employee's duties below those stated in this Agreement.

                     6.4.3   A   requirement   by  the  Company  that   Employee
regularly report other than to the board of directors or the chairman of the board.

                     6.4.4 A "Change of Control" of the Company. For purposes of this Agreement, a "Change of Control" shall mean a change of control of a nature that would be required to be reported in response to Item 6(e) of
Schedule 14A of Regulation 14A as in effect on the date hereof pursuant to the Securities Exchange Act of 1934 (the "Exchange Act"); provided that, without limitation, such a change of control shall be deemed to have occurred at such time as (i) any Acquiring Person hereafter becomes the "beneficial owner" (as defined in Rule 13d-3 under the Exchange Act), directly or indirectly, of 30 percent or more of the combined voting power of Voting Securities; (ii) during any period of 12 consecutive calendar months, individuals who at the beginning of such period constitute the board of directors cease for any reason to constitute at least a majority thereof unless the election, or the nomination for election, by the Company's shareholders of each new director was approved by a vote of at least a majority of the directors then still in office who were directors at the beginning of the period; (iii) there shall be consummated (a) any consolidation or merger of the Company in which the Company is not the continuing or surviving corporation or pursuant to which Voting Securities would be converted into cash, securities, or other property, other than a merger of the Company in which the holders of Voting Securities immediately prior to the merger have the same, or substantially the same, proportionate ownership of common stock of the surviving corporation immediately after the merger, or (b) any sale, lease, exchange, or other transfer (in one transaction or a series of related transactions) of all, or substantially all, of the assets of the Company; or (iv) approval by the shareholders of the Company of any plan or proposal for the liquidation or dissolution of the Company. For purposes of this Agreement, "Acquiring Person" means any person or related persons which constitute a "group" for purposes of Section 13(d) and Rule 13d-5 under the Exchange Act, as such Section and Rule are in effect as of the date of this Agreement; provided, however, that the term Acquiring Person shall not include:
(i) the Company or any of its subsidiaries; (ii) any employee benefit plan of the Company or any of its subsidiaries; (iii) any entity holding voting capital stock of the Company for or pursuant to the

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terms of any such  employee  benefit  plan;  or (iv) any person or group  solely because such person or group has voting power with respect to capital stock of the Company arising from a revocable proxy or consent given in response to a public proxy or consent solicitation made pursuant to the Exchange Act. For purposes of this Agreement, "Voting Securities" means the Company's issued and outstanding securities ordinarily having the right to vote at elections for the Company's board of directors.

               6.5 COMPENSATION UPON TERMINATION.

                     6.5.1 TERMINATION UNDER SECTION 6.1, 6.2, OR 6.3. In the event of a termination of Employee's employment under Sections 6.1, 6.2, or 6.3, Employee's regular compensation pursuant to Section 2.1 shall be prorated and payable until the date of termination and Employee shall be paid any bonus that has been approved but not yet paid.

                     6.5.2 TERMINATION UNDER SECTION 6.4. In the event of a termination of Employee's employment by the Company without cause as provided in
Section 6.4,  Employee shall continue to be paid the salary  provided in Section
2.1 for 12 months from the date of notice of such termination of employment, in the manner and at the times at which regular compensation was paid to Employee during the term of his employment under this Agreement, except that if Employee elects to treat an event described in Sections 6.4.1, 6.4.2, 6.4.3, or 6.4.4 as a termination without cause but continues to work for the Company or any of its subsidiaries, then any amounts Employee receives as compensation during the 12-month period shall be credited against the amounts payable to Employee under this section. In no other respect shall the amount of any payment provided for in this section be reduced by any compensation or benefits earned by employee as a result of employment after his termination. As a condition to receipt of the compensation described in the first sentence of this Section 6.5.2, Employee shall sign and deliver a release agreement, in form and substance satisfactory to the Company and Employee, releasing all claims related to Employee's employment. The Company's obligation to pay the amounts stated in this section shall terminate if Employee fails to comply with the Business Protection Agreement within one year after termination of employment.

          7. REMEDIES. The respective rights and duties of the Company and Employee under this Agreement are in addition to, and not in lieu of, those rights and duties afforded to and imposed upon them by law or at equity.

          8. SEVERABILITY OF PROVISIONS. The provisions of this Agreement are severable, and if any provision hereof is held invalid or unenforceable, it shall be enforced to the maximum extent permissible, and the remaining provisions of the Agreement shall continue in full force and effect.

          9. NONWAIVER. Failure by either party at any time to require performance of any provision of this Agreement shall not limit the right of the party failing to require performance to enforce the provision. No provision of this Agreement may be waived by either party except by a writing signed by that party. A waiver of any breach of a provision of this Agreement shall be construed narrowly and shall not be deemed to be a waiver of any succeeding breach of that provision or a waiver of that provision itself or of any other provision.

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          10.  ARBITRATION.

               10.1 CLAIMS COVERED. All claims or controversies, except for those excluded by Section 10.2 ("claims"), whether or not arising out of Employee's employment (or its termination), that the Company may have against the Employee or that Employee may have against the Company or against its officers, directors, employees or agents, in their capacity as such or otherwise, shall be resolved as provided in this Section 10. Claims covered by this Section 10 include, but are not limited to, claims for wages or other compensation due; claims for breach of any contract or covenant (express or implied); tort claims; claims for discrimination (including, but not limited to, race, sex, sexual orientation, religion, national origin, age, marital status, or disability); claims for benefits (except where an employee benefit or pension plan specifies that its claims procedure shall culminate in an arbitration procedure different from this one), and claims for violation of any federal, state, or other governmental law, statute, regulation, or ordinance, except as provided in Section 10.2.

               10.2 NON-COVERED CLAIMS. Claims arising out of the Business Protection Agreement and workers' compensation or unemployment compensation benefits are not covered by this Section 10. Non-covered claims include but are not limited to claims by the Company for injunctive and/or other equitable relief for unfair competition and/or the use and/or unauthorized disclosure of trade secrets or confidential information, as to which Employee understands and agrees that the Company may seek and obtain relief from a court of competent jurisdiction.

               10.3 REQUIRED NOTICE OF ALL CLAIMS AND STATUTE OF LIMITATIONS. Company and Employee agree that the aggrieved party must give written notice of any claim to the other party within one year of the date the aggrieved party first has knowledge of the event giving rise to the claim; otherwise the claim shall be void and deemed waived even if there is a federal or state statute of limitations which would have given more time to pursue the claim. The written notice shall identify and describe the nature of all claims asserted and the facts upon which such claims are based.

               10.4 ARBITRATION PROCEDURES. Any arbitration shall be conducted in accordance with the then-current Model Employment Arbitration Procedures of the American Arbitration Association ("AAA"), modified to substitute for AAA actions, the United States Arbitration and Mediation Service ("USA&MS"), before an arbitrator who is licensed to practice law in the state of Oregon (the "Arbitrator"). The arbitration shall take place in or near Portland, Oregon.

                     10.4.1 SELECTION OF ARBITRATOR. The USA&MS shall give each party a list of 11 arbitrators drawn from its panel of labor-management dispute arbitrators. Each party may strike all names on the list it deems unacceptable. If only one common name remains on the lists of all parties, that individual shall be designated as the Arbitrator. If more than one common name remains on the lists of all parties, the parties shall strike names alternately until only one remains. The party who did not initiate the claim shall strike first. If no common name remains on the lists of all parties, the USA&MS shall furnish an additional list or lists until an Arbitrator is selected.

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                     10.4.2  APPLICABLE  LAW.  The  Arbitrator  shall  apply the substantive law (and the law of remedies, if applicable) specified in this Agreement or federal law, or both, as applicable to the claim(s) asserted. The Arbitrator, and not any federal, state, or local court or agency, shall have exclusive authority to resolve any dispute relating to the interpretation, applicability, enforceability or formation of this Agreement, including but not limited to any claim that all or any part of this Agreement is void or voidable. The arbitration shall be final and binding upon the parties, except as provided in this Agreement.

                     10.4.3 AUTHORITY. The Arbitrator shall have jurisdiction to hear and rule on pre-hearing disputes and is authorized to hold pre-hearing conferences by telephone or in person as the Arbitrator deems necessary. The Arbitrator shall have the authority to entertain a motion to dismiss and/or a motion for summary judgment by any party and shall apply the standards governing such motions under the Federal Rules of Civil Procedure. The Arbitrator shall render an award and opinion in the form typically rendered in labor arbitrations.

                     10.4.4 REPRESENTATION. Any party may be represented by an attorney or other representative selected by the party.

                     10.4.5 DISCOVERY. Each party shall have the right to take the deposition of one individual and any expert witness designated by another party. Each party also shall have the right to make requests for production of documents to any party. The subpoena right specified below shall be applicable to discovery pursuant to this paragraph. Additional discovery may be had only where the Arbitrator selected pursuant to this Agreement so orders, upon a showing of substantial need. At least 30 days before the arbitration, the parties must exchange lists of witnesses, including any experts, and copies of all exhibits intended to be used at the arbitration. Each party shall have the right to subpoena witnesses and documents for the arbitration.

                     10.4.6 REPORTER. Either party, at its expense, may arrange for and pay the cost of a court reporter to provide a stenographic record of proceedings.

                     10.4.7 POST-HEARING BRIEFS. Either party, upon request at the close of hearing, shall be given leave to file a post-hearing brief. The time for filing such a brief shall be set by the Arbitrator.

               10.5 ENFORCEMENT. Either party may bring an action in any court of competent jurisdiction to compel arbitration under this Agreement and to enforce an arbitration award. Except as otherwise provided in this Agreement, both the Company and Employee agree that neither shall initiate or prosecute any lawsuit or administrative action (other than for a non-covered claim) in any way related to any claim covered by this Agreement. A party opposing enforcement of an award may not do so in an enforcement proceeding, but must bring a separate action in any court of competent jurisdiction to set aside the award, where the standard of review will be the same as that applied by an appellate court reviewing a decision of a trial court sitting without a jury.

               10.6 ARBITRATION FEES AND COSTS. Company and Employee shall equally share the fees and costs of the Arbitrator. Each party will deposit funds or post other

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

appropriate security for its share of the Arbitrator's fee, in an amount and manner determined by the Arbitrator, 10 days before the first day of hearing. Each party shall pay for its own costs and attorneys' fees, if any, provided that the Arbitrator, in its sole discretion, may award reasonable fees to the prevailing party in a proceeding.

          11. GENERAL TERMS AND CONDITIONS. This Agreement constitutes the entire understanding of the parties relating to the employment of Employee by the Company, and supersedes and replaces all written and oral agreements heretofore made or existing by and between the parties relating thereto. This Agreement shall be construed in accordance with the laws of the state of Oregon, without regard to any contrary conflicts of laws rules thereof. This Agreement shall inure to the benefit of any successors or assigns of the Company. All captions used herein are intended solely for convenience of reference and shall in no way limit any of the provisions of this Agreement. Employee acknowledges that he signed this Agreement upon his initial employment with the Company.

            The parties have executed this Employment Agreement as of the date stated above.


                                   EPITOPE, INC.



/s/ Robert D. Thompson             By:  /s/ Roger L. Pringle
- -----------------------------           -------------------------------------
Robert D. Thompson
                                   Title:  Chairman of the Board of Directors
                                           ----------------------------------

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                        EXHIBIT A TO EMPLOYMENT AGREEMENT

     SPECIFIC DUTIES OF EMPLOYEE AS PRESIDENT AND CHIEF EXECUTIVE OFFICER


            Employee as the president and chief executive officer of the Company shall be responsible for directing all phases of the operations and the overall management of the Company, subject to direction by the board of directors, as such positions are more particularly described in Article IV of the bylaws of the Company. As president and chief executive officer, Employee shall report directly to the chairman of the board. In such capacities, Employee shall be the key executive responsible for formulating and directing execution of Company strategy in all phases of operations, development, and planning. As chief executive officer, Employee shall be the Company's principal spokesperson and will serve as operating management's principal liaison to the board of directors.

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